UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS
(Address of principal executive offices)		78727 (Zip Code)
(512) 219-8020
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-23.1 Ernst & Young LLP Consent
Ex-99.2 Tm Bioscience Consolidated Financial Statement
Ex-99.3 Unaudited Pro forma Condensed Combined Financial Statements

     Luminex Corporation, a Delaware corporation (the “Company”), hereby amends this Current Report on Form 8-K, which was initially filed on March 1, 2007, to include the financial statements required by Item 9.01 hereof. These financial statements were intentionally omitted from the March 1, 2007 Current Report on Form 8-K due to the Company not having yet received the necessary information to file such financial statements on that date. These financial statements are filed as Exhibits 99.2 and 99.3 to this amendment of this Current Report on Form 8-K. Except for the filing of the financial statements required by Item 9.01 hereof, this Current Report on Form 8-K is not being amended or updated in any other manner.
Item 1.01. Entry Into a Material Definitive Agreement.
     On March 1, 2007, Luminex Corporation (the “Company”) entered into a revolving credit facility with JPMorgan Chase Bank, N.A. for borrowings of up to a maximum of $15,000,000 principal amount (the “Credit Agreement”). The Credit Agreement is guaranteed by each of the wholly-owned domestic subsidiaries of the Company, Luminex Project, Inc. and Luminex International Corporation. The availability under the facility will be determined by the calculation of a borrowing base that includes a percentage of eligible accounts and inventory, which as of the closing date should provide for a borrowing base of approximately $8.0 million, subject to the actual post-closing balance sheet of the consolidated Company as of March 1, 2007. The facility includes customary representations, warranties and covenants with a tangible net worth financial covenant. The facility will be secured by the accounts, equipment, inventory, general intangibles and intercompany notes of the Company, Luminex Project, Inc. and Luminex International Corporation.
     The foregoing summary of the Credit Agreement is subject to, and qualified in its entirety by reference to, the Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 1, 2007, the Company completed its previously announced acquisition of Tm Bioscience Corporation, a corporation existing under the laws of the Province of Ontario (“TMB”), pursuant to the terms of the Merger Agreement, dated as of December 14, 2006 (the “Merger Agreement”), by and between the Company and TMB. The Company acquired TMB pursuant to the terms of a Plan of Arrangement (the “Arrangement”). Pursuant to the Merger Agreement, at the effective time of the Arrangement, each issued and outstanding share of TMB common stock (other than shares owned by shareholders who properly demanded dissent rights) was converted into 0.06 shares of Company common stock.
     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Form 8-K filed by the Company on December 15, 2006 and is incorporated herein by reference.
     On March 1, 2007, the Company issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     Tm Bioscience Corporation Consolidated Financial Statements as of and for the years ended December 31, 2006 and 2005 are filed herewith as Exhibit 99.2. Based on the fact that Tm Bioscience’s revenue for the year ended December 31, 2006 was less than $25 million, the statement of loss and deficit for the year ended December 31, 2004 has been omitted pursuant to Rule 3.05 of Regulation S-X.
(b)	Pro Forma Financial Information.
     Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2006 are filed herewith as Exhibit 99.3.

(c)	Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated March 1, 2007, by and between the Luminex Corporation and JPMorgan Chase Bank, N.A.

23.1	Consent of Ernst & Young LLP

99.1*	Press Release of Luminex Corporation, dated March 1, 2007.

99.2	Tm Bioscience Corporation Consolidated Financial Statements as of and for the years ended December 31, 2006 and 2005.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2006.

*	Denotes documents previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie

	Name:	Harriss T. Currie
	Title:	Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Credit Agreement, dated March 1, 2007, by and between the Luminex Corporation and JPMorgan Chase Bank, N.A.

23.1	Consent of Ernst & Young LLP

99.1*	Press Release of Luminex Corporation, dated March 1, 2007.

99.2	Tm Bioscience Corporation Consolidated Financial Statements as of and for the years ended December 31, 2006 and 2005.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2006.

*	Denotes documents previously filed.

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